================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Advanced Micro Devices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                      [LOGO OF AMD APPEARS HERE]

                         ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                       SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, APRIL 24, 1997

                               ----------------

  The Annual Meeting of Stockholders of Advanced Micro Devices, Inc. will be held at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 24, 1997, at 10:00 AM for the following purposes:

  1. To elect eight directors.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation for the current year.

  3. To amend the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan to increase the number of stock options awarded to non-employee directors.

  4. To amend the Advanced Micro Devices, Inc. 1991 Stock Purchase Plan to increase the number of shares of AMD common stock issuable thereunder from 3,600,000 to 5,100,000.

  5. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on February 25, 1997, are entitled to vote at this meeting and any adjournment or postponement thereof. A list of such stockholders is kept at the offices of the transfer agent for Advanced Micro Devices, Inc., Boston EquiServe LLP, One Exchange Plaza, 55 Broadway, 3rd Floor, New York, New York. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

                                          By Order of the Board of Directors,

                                          Thomas M. McCoy
                                          Secretary

Sunnyvale, California
March 20, 1997

  PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE WILL HELP YOUR COMPANY ASSURE A QUORUM AND AVOID ADDITIONAL EXPENSE FOR PROXY SOLICITATION.

                         ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                       SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 24, 1997

  The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Micro Devices, Inc. (the Corporation or AMD), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 AM at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 24, 1997, and at any adjournment or postponement thereof. Only holders of the Corporation's common stock of record on February 25, 1997, will be entitled to vote. Holders of common stock are entitled to one vote for each share held. There is no cumulative voting. At the close of business on the record date, there were approximately 138,952,155 shares of the Corporation's common stock outstanding.

  The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. "Broker non-votes" occur when shares held by brokers (or nominees) cannot, under the New York Stock Exchange rules, be voted on a particular matter, because the broker lacked instructions on how to vote from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, if applicable.

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked with the Secretary of the Corporation prior to the meeting by filing either a writing revoking it or another executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and electing to vote in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership status, in order to be able to vote in person.

  The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, FOR the ratification of auditors, FOR the amendment to the 1996 Stock Incentive Plan, FOR the amendment to the 1991 Stock Purchase Plan and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

  This Proxy Statement and the accompanying proxy were first sent to stockholders on approximately March 20, 1997. The Corporation is paying for the cost of this solicitation. The Corporation may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person, or by telephone, or in writing by certain of the Corporation's directors and officers, without additional compensation. The Corporation has retained Georgeson & Company, Inc., professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies in person, by telephone, in writing, or by any other means of communication. The Corporation expects to pay the solicitor a fee of approximately $7,000, and normal out-of-pocket expenses for its assistance in soliciting proxies.

PRINCIPAL STOCKHOLDERS

  The following table shows the name, address, number of shares held, and percentage of shares held as of February 25, 1997, by each person or entity known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's common stock.

 NAME AND ADDRESS OF                                                       PERCENT
  BENEFICIAL OWNER          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP      OF CLASS
 -------------------   --------------------------------------------------- --------
Wellington Management                                                       12.44%
Company LLP            17,279,800(/1/)
75 State Street        (shared dispositive power as to all shares;
Boston, MA 02109       shared voting power as to 2,284,160 of such shares)
The Capital Group                                                            8.43%(/3/)
Companies, Inc.        11,715,200(/2/)
333 South Hope Street  (sole dispositive power as to all shares;
Los Angeles, CA 90071  sole voting power as to 2,550,600 of such shares)

--------
(1) This information is based on Amendment No. 4 to the statement on Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997 by Wellington Management Company LLP (Wellington). The 17,279,800 shares are owned by a variety of investment advisory clients. Vanguard/Windsor Fund, Inc., one of Wellington's clients, P.O. Box 2600, Malvern, PA 19355, owns 12,986,300 shares (sole voting power and shared dispositive power as to all shares), representing 9.35% of the Corporation's common stock. This information was obtained from Amendment No. 3 to the statement on Schedule 13G filed on February 7, 1997 by Vanguard/Windsor Fund, Inc. No client other than Vanguard/Windsor Fund, Inc. owns more than five percent of the Corporation's common stock.

(2) This information is based on Amendment No. 7 to the joint statement on
    Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997 by The Capital Group Companies, Inc. and Capital Research and Management Co., a registered investment advisor and a wholly owned subsidiary of The Capital Group Companies, Inc. The number of shares shown for The Capital Group Companies, Inc. includes 8,203,600 shares beneficially owned by Capital Research and Management Co. which reports that it has sole dispositive power as to such shares. The Capital Group Companies, Inc. is deemed to be the beneficial owner with respect to shares held by various institutional accounts over which various operating subsidiaries of The Capital Group Companies, Inc., including Capital Research and Management Co., exercise investment discretion. The principal business office of Capital Research and Management Co. is 333 South Hope Street, Los Angeles, California 90071.

(3) The aggregate percentage of outstanding shares beneficially owned by The Capital Group Companies, Inc. includes 5.90% beneficially owned by Capital Research and Management Co.

PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Corporation, the authorized number of directors to be elected at the 1997 Annual Meeting of Stockholders is eight. Directors will hold office from the time of their election until the next annual meeting of stockholders and until successors are elected and qualified. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast FOR a nominee will be counted in determining whether that nominee has been elected as director. Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes.

  The following eight persons have been selected by the Nominating Committee of the Board of Directors and have been accepted by the Board as nominees for election to the Board: Mr. W. J. Sanders III, Dr. Friedrich Baur, Mr. Charles
M. Blalack, Dr. R. Gene Brown, Mr. Richard Previte, Mr. S. Atiq Raza, Mr. Joe
L. Roby, and Dr. Leonard Silverman. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the proxyholders may in their discretion determine. Shares represented by the enclosed proxy will be voted FOR the election of these nominees, unless authority to vote for one or more nominees is withheld.

  The experience and background of each of the nominees are set forth below.

  W. J. Sanders III--Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc. Mr. Sanders co-founded the Corporation in 1969. He is also a director of Donaldson, Lufkin & Jenrette, Inc., the parent company of Donaldson, Lufkin & Jenrette Securities Corporation.

  Dr. Friedrich Baur--Dr. Baur has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm, since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens AG on the Board of Directors of Advanced Micro Devices, Inc. from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG.

  Charles M. Blalack--Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, an investment banking firm and a member of the National Association of Securities Dealers, Inc. (NASD). From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., also an investment banking firm and member of the NASD. Prior to that, he was founder, chairman and chief executive officer of BW & Associates, an investment banking firm and member of the New York Stock Exchange. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by the Corporation in 1987. Mr. Blalack is currently a member of the Board of Directors of GranCare, Inc.

  Dr. R. Gene Brown--Dr. Brown is a private investor and management consultant. Dr. Brown is also a Managing Director of Putnam, Hayes & Bartlett, Inc., an economic consulting firm. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard University, then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, President of Berkeley BioEngineering.

  Richard Previte--Mr. Previte is President and Chief Operating Officer of Advanced Micro Devices, Inc. Prior to his election as President in 1990, Mr. Previte served as Executive Vice President and Chief Operating Officer from 1989 to 1990, Chief Financial Officer and Treasurer of the Corporation from shortly after its founding in 1969 until 1989, and Chief Administrative Officer and Secretary of the Corporation from 1986 to 1989.

  S. Atiq Raza--Mr. Raza became Senior Vice President and Chief Technical Officer of Advanced Micro Devices, Inc. following the acquisition of NexGen, Inc. (NexGen) by the Corporation on January 17, 1996. Prior to joining the Corporation, Mr. Raza was the Chairman, Chief Executive Officer, President and Secretary of NexGen and held those positions since 1991. From September 1988 until January 1991, Mr. Raza served as Executive Vice President of NexGen, responsible for engineering, marketing and prototype manufacturing. He was a member of the Board of Directors of NexGen since August 1989 and was elected Chairman of the Board in May 1994.

  Joe L. Roby--Mr. Roby is the President, Chief Operating Officer and a director of Donaldson, Lufkin & Jenrette, Inc. (DLJ), a diversified financial services company and the parent company of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Roby has been a member of the Board of Directors of DLJ since 1989. He was appointed President of DLJ in February 1996. Prior to his appointment as the Chief Operating Officer of DLJ in November 1995, Mr. Roby was the Chairman of the Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation, a position he had held since 1989. In addition, Mr. Roby is a member of the Board of Directors of Sybron International Corporation.

  Dr. Leonard M. Silverman--Dr. Silverman is Dean of the School of Engineering of the University of Southern California, and has held that position since 1984. He was elected to the National Academy of Engineering in 1988, and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman served on the Board of Directors of Tandon Corporation from 1988 to 1993. Dr. Silverman is also a member of the Board of Directors of Diodes, Inc.

STOCK OWNERSHIP TABLE

  The table below indicates the number of shares of the Corporation's common stock beneficially owned as of February 25, 1997, by directors, the nominees recommended by the Nominating Committee and nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

               DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                 DIRECTOR      AMOUNT AND NATURE OF    PERCENT
    NAME                     AGE  SINCE      BENEFICIAL OWNERSHIP(/1/) OF CLASS
    ----                     --- --------    ------------------------- --------
W. J. Sanders III...........  60   1969              1,515,711(/2/)      1.07%
Dr. Friedrich Baur..........  69   1994(/3/)             8,400(/4/)         *
Charles M. Blalack..........  70   1989                 18,000(/5/)         *
Dr. R. Gene Brown...........  64   1969                 45,910(/6/)         *
Anthony B. Holbrook(/7/)....  57   1987                348,609(/8/)         *
Richard Previte.............  62   1990                525,945(/9/)         *
S. Atiq Raza................  48   1996                824,213(/1//0/)      *
Joe L. Roby.................  57   1991                 30,800(/1//1/)      *
Dr. Leonard M. Silverman....  57   1994                  8,400(/1//2/)      *
Marvin D. Burkett(/1//3/)...  55   N/A                 326,152(/1//4/)      *
Eugene D. Conner(/1//5/)....  53   N/A                 366,567(/1//6/)      *
All directors and executive
officers as a group (14
persons)....................  --    N/A              4,616,441(/1//7/)   3.25%

--------
  *Less than one percent (1%)

 (1) Some of the individuals may share voting power with regard to the shares listed herein with their spouses.

 (2) Includes 1,250,000 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter. Excludes any shares which may be owned by Mr. Sanders' wife, as to which Mr. Sanders disclaims beneficial ownership.

 (3) Dr. Baur was previously a member of the Board of Directors from 1978 until 1982.

 (4) Includes 8,400 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

 (5) Includes 18,000 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

 (6) Includes 14,000 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

 (7) Mr. Holbrook served as Vice Chairman of the Board of Directors until his term expired on April 25, 1996.

 (8) Includes 272,862 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

 (9) Includes 345,550 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(10) Includes 179,000 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(11) Includes 18,000 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(12) Includes 8,400 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(13) Mr. Burkett is Senior Vice President, Chief Financial and Administrative Officer and Treasurer of the Corporation.

(14) Includes 298,784 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(15) Mr. Conner is Senior Vice President, Operations of the Corporation.

(16) Includes 329,264 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

(17) Includes 3,203,845 shares subject to options that are exercisable on February 25, 1997, or become exercisable within sixty (60) days thereafter.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held eight (8) regularly scheduled or special meetings during the fiscal year ended December 29, 1996 (the Fiscal Year). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the Fiscal Year. The Corporation has standing Audit, Nominating, and Compensation Committees of the Board of Directors.

  Audit Committee. The Audit Committee, which during the Fiscal Year consisted
  ---------------
of Dr. R. Gene Brown as Chairman, Mr. Joe L. Roby and Mr. Charles M. Blalack, all non-employee directors, held four (4) meetings during the Fiscal Year. Members are appointed annually by the full Board. The functions of the Audit Committee include the review of the Corporation's accounting policies, internal controls, financial reporting practices and the services and fees of independent auditors. In connection with these reviews, it meets alone with appropriate Corporation financial and legal personnel and with the independent auditors who have free access to the Audit Committee at any time. The director of the Corporation's Internal Control Department reports directly to the Chairman of the Audit Committee and serves a staff function for the Audit Committee. The Audit Committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Corporation. The Audit Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

  Nominating Committee. The Nominating Committee is comprised of Mr. W. J.
  --------------------
Sanders III as Chairman, Mr. Joe L. Roby, Mr. Charles M. Blalack, and Dr. R. Gene Brown. The Nominating Committee met once during 1996 to consider nominees for the 1996 annual meeting. Stockholders who wish to submit names of prospective nominees for consideration by the Nominating Committee should do so in writing to the Secretary of the Corporation in accordance with the Bylaws of the Corporation.

  Compensation Committee. The Compensation Committee (the Committee) is
  ----------------------
currently comprised of Mr. Charles M. Blalack as Chairman and Dr. R. Gene Brown. Mr. Joe L. Roby was a member of the Compensation Committee until April 25, 1996. Members are appointed annually by the full Board. The Committee reviews, in consultation with management, existing and proposed compensation plans, programs and arrangements both for officers of the Corporation and for certain non-officer employees. In consultation with the Committee, the Chief Executive Officer reviews and approves salaries for other executive officers. The Compensation Committee, upon recommendations of management, also grants stock options and stock appreciation rights and awards restricted stock to key employees, including officers and members of the Board who are employees of the Corporation. During 1996, the Committee met thirty-six (36) times, with the majority of these meetings devoted to the negotiation and execution of a new employment agreement with Mr. Sanders. (See "Employment Agreements, Compensation Agreements and Change of Control Agreements" on page 16.) The Board has also delegated to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, the authority to grant stock options and to award restricted stock in amounts up to 25,000 shares per employee per year and otherwise to administer the plans with respect to employees who are not also members of the Board or officers. The Employee Stock Committee took action seventy-seven (77) times during the Fiscal Year.

  Directors' Fees and Expenses. In 1996, directors who were not employees of
  ----------------------------
the Corporation individually received an annual fee of $20,000, a fee of $1,000 for attendance at each regular or special meeting of the Board, and a fee of $500 for attendance at each meeting of each committee (other than the Nominating Committee) on which they served. Effective January 1, 1997, these fees were increased to $25,000, $1,500 and $1,000, respectively. In addition, the Chairman of the Audit Committee receives an annual fee of $20,000 for service in that capacity, and the Chairman of the Compensation Committee receives an annual fee of $4,000 for service in that capacity. No additional amounts are paid for special assignments. The Corporation also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Corporation, including, on occasion, travel expenses of their spouses.

  Pursuant to a nondiscretionary formula set forth in the 1996 Stock Incentive Plan, non-employee directors also currently receive stock options covering 12,000 shares on their initial election to the Board (the First Option), and automatically receive supplemental options covering 3,000 shares on each subsequent re-election (the Annual Option). The First Option vests in increments of 4,800, 3,600, 2,400 and 1,200 shares on July 15 of the first, second, third and fourth calendar years following election. Each Annual Option vests in increments of 1,000 shares each on July 15 of the second, third and fourth calendar years following re-election. Each such option is granted with an exercise price at fair market value on the date of grant. These options expire on the earlier of ten years plus one day from the grant date or twelve months following termination of a director's service on the Board. On December 11, 1996, the Board adopted amendments to the 1996 Stock Incentive Plan to increase the First Option to 15,000 shares and the Annual Option to 5,000 shares, subject to stockholder approval. (See Proposal No. 3 below.) The First Option would vest in increments of 6,000, 4,500, 3,000 and 1,500 shares on July 15 of the first, second, third and fourth calendar years following election. Each Annual Option would vest in increments of 1,667, 1,667 and 1,666 shares on July 15 of the second, third and fourth calendar years following re-election. These options will be granted only if the proposed amendment to the 1996 Stock Incentive Plan is approved by stockholders.

  Any non-employee director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but not less than $5,000. Deferred amounts plus interest are credited to an account for recordkeeping purposes and are payable in a lump sum cash payment or in installments over a period of years, as elected by the director. Except in the case of the director's death or disability, payments commence upon the latest of the director's tenth anniversary of his first deferral, age 55, or upon retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the director's deferred fees plus the accumulation of interest. In the event of the director's death, his beneficiary would receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 1996, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. In addition, Dr. Brown received the use of an automobile provided by the Corporation, a value taxable to him at $20,000 in lieu of his annual fee for acting as Chairman of the Audit Committee. Dr. Brown also received family medical and dental insurance coverage from the Corporation at a value of $11,615.

  Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 15 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the Committee) of the Board of Directors of the Corporation sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives, grants stock options, and stock appreciation rights, awards restricted stock to executives, and makes recommendations as to compensation of outside members of the Board of Directors. The Committee is currently composed of two non-employee directors, Mr. Blalack (Chairman) and Dr. Brown. Mr. Roby was a member of the Committee until the Corporation's 1996 Annual Meeting. Certain officers of the Corporation, outside counsel and consultants typically attend meetings of the Committee. No officer of the Corporation is present during discussions or deliberations regarding that officer's own compensation. The Committee administers the Corporation's 1996 Executive Incentive Plan, 1996 Stock Incentive Plan, 1995 Stock Plan of NexGen, Inc., 1992 Stock Incentive Plan and the 1987 Restricted Stock Award Plan.

  Compensation Philosophy and Policies. The Committee believes that long-term
  ------------------------------------
corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative, and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top caliber employees, the Committee's compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. This is accomplished through a combination of cash incentives and equity incentives which are granted to a broad range of the Corporation's employees. This closely aligns employee interests with those of the Corporation's stockholders. This alignment is evident in the executive compensation program, which is designed to:

  . Strengthen the relationship between pay and stockholder value by focusing on variable compensation, such as annual and long-term performance incentives and executive ownership of shares, using stock options and other programs.

  . Enhance the Corporation's ability to attract, encourage and retain exceptionally knowledgeable and experienced executives.

  .  Balance short-term and long-term business goals.

  Decisions concerning specific 1996 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, and competitive pay position. In all cases, the Committee's specific decisions involving 1996 executive officer compensation were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of the Corporation's long-term profit performance, and whether such compensation decisions were in the best interests of the stockholders.

  Base Salary. In recognition of Mr. Sanders' service and contribution to the
  -----------
continued success of the Corporation and to ensure his continued service as Chairman and Chief Executive Officer, the Corporation entered into an employment agreement with him effective July 1, 1991, which was scheduled to expire on December 31, 1996 (the 1991 Agreement). Under Mr. Sanders' 1991 Agreement, the Committee approved a 2.2% increase to Mr. Sanders' base salary for a total 1996 base salary of $1,000,000 per annum. The Corporation entered into an amended and restated agreement with Mr. Sanders effective September 29, 1996 (the 1996 Agreement). The 1996 Agreement is discussed in detail below in the section entitled "Employment Agreements, Compensation Agreements and Change of Control Agreements" on p. 16.

  In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, individual and corporate performance, levels of responsibility and competitive pay practices are considered. Such factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

  In analyzing competitive pay practices, the Committee has reviewed compensation practices of certain comparable high technology companies with annual revenues generally in excess of $1 billion. Most of these companies are included in the S&P High Technology Composite Index used in the performance graph appearing in this Proxy Statement. The Corporation endeavors to attract and retain top caliber employees, and therefore sets base salary at or above the median for this group of companies.

  Annual Cash Bonus Incentives. Annual cash bonus incentives allow the
  ----------------------------
Corporation to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, the Corporation allocates up to ten percent of operating profits to a profit sharing program in which all domestic and U.S. expatriate employees participate. A portion of this allocation is paid in cash and a portion is contributed to a tax qualified deferred retirement plan.

  All senior executives with titles of vice president and above, other than Mr. Sanders and Mr. Previte, were eligible in 1996 for bonus awards under the Executive Bonus Plan. The Executive Bonus Plan has a short-term component and a long-term component. The amount payable under the short-term component of the Executive

Bonus Plan ranges from 0% to 100% of base salary depending on the executive's level of responsibility. Under the short-term component, 80% of the targeted bonus is based on the Corporation's achievement of predetermined operating income goals beyond a threshold level of operating income. The remaining 20% of the targeted bonus under the short-term component is based on the executive's achievement of various group and division goals developed by the executive's manager. Bonuses under the long-term component of the Executive Bonus Plan are based on the Corporation's 3-year average return on equity
(ROE) relative to that of the S&P 500 Index, and on the Corporation's 3-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, the Corporation must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is up to 60% of base salary.

  During 1996, none of the eligible and participating executives earned an award under the Executive Bonus Plan. Certain executives received performance related special bonuses.

  Mr. Sanders' 1991 Agreement provides for a formula-based annual incentive bonus payable in an amount equal to 0.6% of the annual adjusted operating profits of the Corporation, not to exceed 200% of Mr. Sanders' annual base salary. Any amount exceeding the maximum annual award (the Unpaid Contingent Bonus) is carried forward and added to the award for any of the next three fiscal years. Any Unpaid Contingent Bonus that does not become payable within the next three years is forfeited. The 1991 Agreement provides that a discretionary bonus may also be awarded by the Board or its delegate (currently the Committee) for unique performance achievements which, among other things, include Mr. Sanders' contribution to the accomplishment of the Corporation's long-range business goals, the success of various corporate strategies and unique services rendered in connection with the maintenance of or increase in stockholder value of the Corporation. The additional discretionary bonus is not capped, nor is it carried forward from year to year.

  In fiscal 1996, no incentive bonus was earned by Mr. Sanders. A payment of $2,000,000 was made to Mr. Sanders in January of 1997 from the Unpaid Contingent Bonus amount carried over from 1993, 1994 and 1995. Pursuant to the terms of the 1996 Agreement with Mr. Sanders, $607,446 was carried over for potential payment in fiscal 1997 or 1998. (See "Employment Agreements, Compensation Agreements and Change of Control Agreements" on page 16.) This carryover will be permitted provided the Company has operating profits for two successive quarters in 1997 or 1998.

  Equity Incentive Awards. The Committee has the authority to administer and
  -----------------------
grant stock options to key employees pursuant to the Corporation's stock option plans, and to award shares of restricted stock to selected employees pursuant to the Corporation's 1987 Restricted Stock Award Plan. Grants and awards under these stock plans provide an immediate and direct link to stockholder interests. The Corporation and its stockholders benefit from the increased employee morale and productivity that the Corporation believes are associated with these grants and awards, as well as the ability to retain key employees through the vesting provisions of the grants and awards.

  The number of shares subject to option grants or restricted stock awards is based on the Corporation's business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology and other industry-leading companies with annual revenues generally in excess of $1 billion. In making these grants and awards, the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider either the number of unrestricted shares, restricted shares or options the executive holds, or whether an executive has exercised previously granted options.

  Mr. Sanders' 1996 Agreement was entered into by the Corporation as an inducement for Mr. Sanders to remain as Chairman and Chief Executive Officer through December 31, 2001 and as Chairman through December 31, 2002. As discussed in detail below in the section entitled "Employment Agreements, Compensation Agreements and Change of Control Agreements" on page 16, the Committee, which had responsibility for negotiating the 1996 Agreement, believes that Mr. Sanders is uniquely qualified to protect and enhance the best interests of the Corporation and its stockholders and that entering into the 1996 Agreement and providing a significant long-term equity incentive to Mr. Sanders would be of great value to the Corporation and the long-term interest of its stockholders.

  On this basis, pursuant to the 1996 Agreement, on September 29, 1996 the Corporation awarded Mr. Sanders options for 2,500,000 shares at $14.75, the fair market value on the date of the grant. Options for 1,250,000 shares are performance- and time-based. The performance element of the options provides for a scheduled accelerated vesting should the Corporation's average stock price attain or exceed certain milestones for a rolling three month period. The milestone stock prices are $26.00, $31.00, $37.50, $45.00 and $54.00 per share for 1997 through 2001, respectively. In order for all of the options to vest on a performance-accelerated basis, the aggregate market value of all common stock outstanding as of September 29, 1996 would have to increase from approximately $2.0 billion to $7.3 billion.

  If the performance-based options do not vest on an accelerated basis, they will vest on a time-based schedule provided that Mr. Sanders is employed on the applicable vesting date. They vest at the rate of 0% in 1997 and 1998, 10% (125,000 shares) on November 15, 1999, 15% (187,500) on November 15, 2000, 20%
(250,000 shares) on November 15, 2001, 20% (250,000 shares) on November 15, 2002 and 35% (437,500 shares) on November 15, 2003, if Mr. Sanders is employed on those dates. Options to purchase the remaining 1,250,000 shares vest on a time-based schedule at the rate of 325,000 shares per year on November 15, 1997 and 1998, and 200,000 shares per year on November 15, 1999, 2000 and 2001, if Mr. Sanders is employed on the applicable vesting date.

  In granting these stock option awards, the Committee considered the importance of motivating Mr. Sanders to continue his employment with the Corporation through 2003. The Committee believes that Mr. Sanders' leadership is particularly important to the Corporation implementing its long-term business strategies as it increases the development of proprietary products and strategic alliances. The Committee granted the options to Mr. Sanders after considering data provided by an independent compensation consultant relating to the competitive practices of high technology and other industry-leading companies with annual revenues generally in excess of $1 billion.

  1996 Option Repricing Program for Non-Executive Officers. In 1996, to
  --------------------------------------------------------
respond to the substantial increase in competitive attempts to recruit employees essential to the Corporation's success, the Committee elected to reprice non-executive officer options. Competition for skilled engineers and other key employees in the semiconductor industry is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in the high technology industries. The Committee believes that stock options are a critical component of the compensation offered by the Corporation to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Corporation. The market price of the Corporation's common stock decreased substantially from a high of $39.25 in the second quarter of 1995 to a low of $10.62 in the third quarter of 1996. In light of this substantial decline in the market price, the Committee believed that the large numbers of outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, on July 10, 1996, the Committee approved an option repricing program. Executive officers were excluded from this repricing program.

  All employees except executive officers were eligible to participate under the program. Eligible optionees were permitted to exchange all outstanding options that were granted under certain of the Corporation's stock option plans, whether vested or unvested, with exercise prices that were greater than the closing price on the New York Stock Exchange on July 15, 1996 on a one-for-one basis for new options at an exercise price equal to the closing price on the New York Stock Exchange for such Common Stock on July 15, 1996; provided that (i) the vesting schedule and exercise period for each installment of any new options was extended by one year, with no new options vesting earlier than July 15, 1997, subject to any condition being waived by the Chief Executive Officer of the

Corporation in the case of involuntary terminations or negotiated separation arrangements, (ii) any optionee who dies or becomes disabled vests in that portion of the new options that would have vested in the calendar year of such death or disability, (iii) the maximum option term of any new options was equal in length to the maximum option term remaining under the respective outstanding options extended by one year, and (iv) the exchange ratio for vice presidents (excluding executive officers) was four outstanding options to three new options.

  Tax Policy. Section 162(m) of the Internal Revenue Code (the Code) limits
  ----------
deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Corporation has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

  While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Corporation may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

  Conclusion. The Committee believes that long-term stockholder value is
  ----------
enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Corporation's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Corporation. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of the Corporation's business may result in highly variable compensation for a particular time period.

  Charles M. Blalack

  R. Gene Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee through the Corporation's 1997 Annual Meeting are Mr. Blalack and Dr. Brown. Mr. Roby was a member of the Compensation Committee until the Corporation's 1996 Annual Meeting. Mr. Sanders is the sole member of the Employee Stock Committee, which grants stock options and awards restricted stock to employees who are not also officers. Mr. Sanders has the authority to make determinations concerning the cash compensation of executives other than himself, but usually makes such determinations in consultation with the Compensation Committee.

  Mr. Roby is the President, Chief Operating Officer and a director of Donaldson, Lufkin & Jenrette, Inc. (DLJ). Over the past twenty years, Donaldson, Lufkin & Jenrette Securities Corporation, a wholly owned subsidiary of DLJ, has provided investment banking services to the Corporation. In 1996, DLJ acted as the Corporation's financial advisor in connection with various matters, including the Corporation's acquisition of NexGen, and acted as an underwriter in the sale of the Corporation's 11% Senior Secured Notes due 2003. Donaldson, Lufkin & Jenrettte Securities Corporation will provide services to the Corporation during 1997.

  Mr. Sanders, the Corporation's Chief Executive Officer and Chairman of the Board, became a member of the Board of Directors of Donaldson, Lufkin & Jenrette, Inc. in November 1995. Mr. Sanders was an advisory director of Donaldson, Lufkin & Jenrette, Inc. from February 1985 to November 1995.

EXECUTIVE COMPENSATION

  The following table shows for the three fiscal years ended December 29, 1996, the compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and to the four other most highly paid executive officers whose aggregate salary and bonus compensation exceeded $100,000.

                    SUMMARY COMPENSATION TABLE (1994-1996)

                                 ANNUAL COMPENSATION                             LONG-TERM COMPENSATION AWARDS
                       ------------------------------------------------    -------------------------------------------------
          (A)           (B)     (C)         (D)                 (E)            (F)                 (G)            (H)
                                                                           RESTRICTED          SECURITIES
  NAME AND PRINCIPAL                                       OTHER ANNUAL      STOCK             UNDERLYING      ALL OTHER
       POSITION        YEAR SALARY(/1/) BONUS(/2/)         COMPENSATION      AWARDS           OPTIONS/SARS COMPENSATION(/3/)
  ------------------   ---- ----------- ----------         ------------    ----------         ------------ -----------------
W. J. Sanders III..... 1996 $1,038,461  $2,000,000(/4/)      $217,818(/5/) $        0          2,500,000        $23,172
 Chairman and Chief    1995 $  978,887  $2,026,961(/4/)      $278,704(/5/) $        0                  0        $34,923
 Executive Officer     1994 $  952,225  $1,995,161(/4/)      $315,578(/5/) $1,597,200(/6/)       200,000        $51,648

Richard Previte....... 1996 $  709,312  $  558,945(/7/)      $      0      $  882,296(/8/)       145,267        $15,188
 President and Chief   1995 $  660,495  $1,358,757(/7/)      $      0      $        0            100,000        $29,060
 Operating Officer     1994 $  606,250  $1,310,677(/7/)      $      0      $3,194,400(/8/)       152,500        $46,592

S. Atiq Raza.......... 1996 $  306,350  $  330,693(/9/)      $      0      $  533,346(/1//0/)    250,132        $ 2,230
 Senior Vice           1995 $        0  $        0           $      0      $        0                  0        $     0
 President and         1994 $        0  $        0           $      0      $        0                  0        $     0
 Chief Technical
 Officer

Marvin D. Burkett..... 1996 $  411,462  $  100,000           $      0      $  441,172(/1//1/)     72,632        $ 7,670
 Senior Vice           1995 $  373,154  $  326,434(/1//2/)   $      0      $        0             50,000        $21,718
 President,            1994 $  348,750  $  513,379           $      0      $        0             75,000        $40,443
 Chief Financial and
 Administrative
 Officer
 and Treasurer

Eugene D. Conner...... 1996 $  406,635  $  100,000           $      0      $  441,172(/1//1/)     72,632        $ 7,349
 Senior Vice           1995 $  362,789  $  324,718(/1//2/)   $      0      $        0             50,000        $21,297
 President,            1994 $  342,000  $  499,425           $      0      $        0             75,000        $38,542
 Operations

--------
 (1) Salaries for 1996 reflect 54 weeks of pay.

 (2) Includes cash profit sharing in the following amounts for Messrs. Sanders, Previte, Burkett and Conner, respectively: for 1995, $69,187, $46,157, $26,264 and $25,535; for 1994, $90,711, $60,677, $34,903 and
     $34,240. No cash profit sharing was paid for 1996.

 (3) Includes, for the most recent fiscal year for Messrs. Sanders, Previte, Raza, Burkett and Conner, the Corporation's matching contributions to the Corporation's 401(k) Plan in the amounts of $2,250, $2,250, $1,288, $2,250 and $2,250, respectively; the Corporation's matching contributions to the Executive Savings Plan (the ESP) in the amounts of $12,750, $7,898, $0, $3,666 and $3,587, respectively; imputed income from the term life insurance provided by the Corporation in the amounts of $8,172, $5,040, $942, $ 1,754 and $1,512, respectively; and premiums paid by the Corporation for individual insurance policies in the amount of $26,282, $23,241, $4,870, $10,820 and $8,626, respectively.

 (4) No bonus was earned for fiscal year 1996. For fiscal year 1995, the maximum bonus amount of $1,957,774 was paid, with an Unpaid Contingent Bonus amount of $802,766 carried over for potential payment in 1996 or 1997, if Mr. Sanders' bonus for any such year does not exceed the maximum amount. For fiscal year 1994, the maximum bonus amount of $1,904,450 was paid, with an Unpaid Contingent Bonus amount of $1,578,100 carried over for potential payment in 1995, 1996 or 1997. For fiscal year 1996, a bonus amount of $2,000,000 was paid from the Unpaid Contingent Bonus carried forward from 1993, 1994 and 1995. Pursuant to the terms of Mr. Sanders' 1996 Agreement, $607,446 of the Unpaid Contingent Bonus from 1995 was carried over for potential payment in fiscal year 1997 or 1998. If the Unpaid Contingent Bonus is not paid within such time, it is forfeited.

 (5) Includes for fiscal years 1996, 1995 and 1994, $104,089, $98,310 and
     $93,206, respectively, of in-kind compensation in the form of company provided vehicles; $62,864, $123,319 and $181,556, respectively, reflecting the cost to AMD of providing physical security services; and, $50,865, $44,622 and $39,416, respectively, for cash payments for tax gross-ups.

 (6) The dollar value of the restricted stock appearing in the table is based on the closing sales price of AMD common stock on August 5, 1994
     ($26.63), the date of the award, and is net of consideration paid for the stock. The total number of restricted shares held by Mr. Sanders and their aggregate value at December 27, 1996 were 60,000 shares valued at $1,567,200. The value is based on the closing sales price of AMD common stock on December 27, 1996 ($26.13) and is net of consideration paid for the stock. The 60,000 restricted shares held by Mr. Sanders will vest, if at all, upon achievement of targeted average quarterly stock prices beginning in the last quarter of 1996. If the applicable target for the last quarter of 1998 is not met, Mr. Sanders will forfeit the 60,000 shares of restricted stock.

 (7) No bonus was earned for fiscal year 1996. For fiscal year 1995, the maximum bonus amount of $1,312,600 was paid, with an Unpaid Contingent Bonus amount of $67,670 carried over for potential payment in 1996, 1997 or 1998, if Mr. Previte's bonus for any such year does not exceed the maximum amount. For fiscal year 1994, the maximum bonus amount of $1,250,000 was paid, with an Unpaid Contingent Bonus amount of $491,275 carried over for potential payment in 1995, 1996 or 1997. For fiscal year 1996, a bonus amount of $558,945 was paid from the Unpaid Contingent Bonus carried forward from 1994 and 1995. No additional carryover amount exists.

 (8) The total number of restricted shares held by Mr. Previte and their aggregate value at December 27, 1996 were 144,733 shares valued at $3,780,426. The value is based on the closing sales price of AMD common stock on December 27, 1996 ($26.13) and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table with respect to fiscal year 1996 is based on the closing sales price of AMD common stock on October 11, 1996 ($16.13), the date of the award, and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table for fiscal year 1994 is based on the closing sales price of AMD common stock on August 5, 1994 ($26.63), the date of the award, and is net of consideration paid for the stock. If Mr. Previte is employed on December 31, 1997, and the targeted stock prices for 1997 or any following year ending through December 31, 2001 are met, 27,367 of the restricted shares will vest. If Mr. Previte is employed on December 31, 1998, and the targeted stock prices for 1998 or any following year ending December 31, 2001 are met, 13,683 of the restricted shares will vest. If Mr. Previte is employed on December 31, 1999, and the targeted stock prices for 1999 or any following year ending December 31, 2001 are met, 13,683 of the restricted shares will vest. The stock price targets for 1997 through 2001 are $26.00, $31.00, $37.50, $37.50 and $37.50, respectively. 90,000 restricted shares will vest, if at all, upon achievement of targeted average quarterly stock prices at a rate of 30,000 shares per year ending with the last quarter of 1998.

 (9) Includes $30,693 paid in the form of cancellation of indebtedness on a note for interest accrued to October 17, 1996.

(10) The total number of restricted shares held by Mr. Raza and their aggregate value at December 27, 1996 were 32,368 shares valued at $845,452. The value is based on the closing sales price of AMD common stock on December 27, 1996 ($26.13) and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table is based on the closing sales price of AMD common stock on the date of the awards, April 24, 1996 ($18.38) and October 11, 1996 ($16.13), and
     is net of consideration paid for the stock. 5,000 performance restricted shares vest in two equal installments in January of 1997 and 1998, if product development and revenue goals are met. In January of 1997, 2,500 of these performance restricted shares vested. If Mr. Raza is employed on December 31, 1997, and the targeted stock prices for 1997 or any following year ending December 31, 2001 are met, 13,683 of the restricted shares will vest. If Mr. Raza is employed on December 31, 1998, and the targeted stock prices for 1998 or any following year ending December 31, 2001 are met, 6,843 of the restricted shares will vest. If Mr. Raza is employed on December 31, 1999, and the targeted stock prices for 1999 or any following year ending December 31, 2001 are met, 6,842 of the restricted shares will vest. The stock price targets for 1997 through 2001 are $26.00, $31.00, $37.50, $37.50 and $37.50, respectively.

(11) The total number of restricted shares held by the executive and the aggregate value at December 27, 1996 were 27,368 shares valued at $714,852. The value is based on the closing sales price of AMD common stock on December 27, 1996 ($26.13) and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table is based on the closing sales price of AMD common stock on October 11, 1996 ($16.13), the date of the award, and is net of consideration paid for the stock. If the executive is employed on December 31, 1997, and the targeted stock prices for 1997 or any following year ending December 31, 2001 are met, 13,683 of the restricted shares will vest. If the executive is employed on December 31, 1998, and the targeted stock prices for 1998 or any following year ending December 31, 2001 are met, 6,843 of the restricted shares will vest. If the executive is employed on December 31, 1999, and the targeted stock prices for 1999 or any following year ending December 31, 2001 are met, 6,842 of the restricted shares will vest. The stock price targets for 1997 through 2001 are $26.00, $31.00, $37.50, $37.50 and $37.50, respectively.

(12) Includes for Messrs. Burkett and Conner, $6,691 and $6,506, respectively, paid as a correction to the long-term portion of the bonuses paid under the Executive Bonus Plan for 1995.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL RATES OF STOCK PRICE
                                                                         APPRECIATION FOR OPTION TERM(/2/)
                                                                        ----------------------------------------------
         (A)               (B)              (C)        (D)       (E)        (F)              (G)               (H)
                       NUMBER OF        % OF TOTAL
                       SECURITIES      OPTIONS/SARS EXERCISE
                       UNDERLYING       GRANTED TO   PRICE
                      OPTIONS/SARS     EMPLOYEES IN   PER    EXPIRATION
        NAME          GRANTED(/1/)     FISCAL YEAR   SHARE      DATE        0%               5%                10%
        ----          ------------     ------------ -------- ---------- ----------      ------------      ------------
W. J. Sanders III....   1,250,000         11.12%     $14.75   09/29/06  $        0      $ 11,595,245      $ 29,384,627
                          750,000          6.67%     $14.75   09/29/06  $        0      $  6,957,147      $ 17,630,776
                          500,000          4.45%     $14.75   09/29/06  $        0      $  4,638,098      $ 11,753,851
Richard Previte......     100,000(/3/)      .89%     $18.75   04/25/06  $        0      $  1,179,177      $  2,988,267
                           45,267(/4/)      .40%     $  .01   10/12/06  $  729,704      $  1,188,896      $  1,893,386
S. Atiq Raza.........      22,500(/5/)      .20%     $20.13   02/08/06  $        0      $    284,842      $    721,846
                           40,000(/5/)      .36%     $10.06   02/08/06  $  402,800      $    909,186      $  1,686,081
                           30,000(/3/)      .27%     $18.75   04/25/06  $        0      $    353,753      $    896,480
                           22,632(/4/)      .20%     $  .01   10/12/06  $  364,828      $    594,408      $    946,630
                          135,000(/5/)     1.20%     $24.25   12/01/06  $        0      $  2,058,844      $  5,217,514
Marvin D. Burkett....      50,000(/3/)      .44%     $18.75   04/25/06  $        0      $    589,589      $  1,494,134
                           22,632(/4/)      .20%     $  .01   10/12/06  $  364,828      $    594,408      $    946,630
Eugene D. Conner.....      50,000(/3/)      .44%     $18.75   04/25/06  $        0      $    589,589      $  1,494,134
                           22,632(/4/)      .20%     $  .01   10/12/06  $  364,828      $    594,408      $    946,630
All Optionees........  11,245,218(/7/)      100%       ----       ----  $9,703,498(/6/) $104,481,961(/6/) $248,567,374(/6/)

--------
(1) For a description of Mr. Sanders' options, see "Employment Agreements, Compensation Agreements and Change of Control Agreements," p. 16. For all other optionees: Each option has a ten-year term. Each option is subject to earlier termination upon the optionee's termination of employment, death or disability. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. Upon an optionees' termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee's death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a Change in Control of the Corporation or in accordance with an optionee's management continuity agreement. See the discussion under "Employment Agreements, Compensation Agreements and Change in Control Agreements." No stock appreciation rights (SARs) were granted to the executive officers listed in the table during 1996.

(2) The 0%, 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of future prices of the Corporation's common stock.

(3) All options become cumulatively exercisable in two equal installments on July 10, 1998 and July 10, 1999.

(4) Vesting of these options is conditioned upon performance milestones being attained and the optionee being employed on certain dates. The performance milestones are $26.00, $31.00, $37.50, $37.50 and $37.50 per share for each of 1997, 1998, 1999, 2000 and 2001, respectively. Performance milestones will be satisfied if the performance milestones for a later year are attained in an earlier year, but only if the optionee is employed at the end of such later year.

(5) The options for 22,500 shares become exercisable as follows: 9,000 shares on February 8, 1997, 6,750 shares on February 8, 1988, 4,500 shares on February 8, 1999 and 2,250 shares on February 8, 2000. The options for 40,000 shares become excercisable in two equal installments on January 15, 1997 and January 15, 1998. The options for 135,000 shares become exercisable as follows: 22,000 shares on November 30, 1997, 38,000 shares on November 30, 1998, 68,000 shares on November 30, 1999 and 7,000 shares on November 30, 2000.

(6)  Based on the number of shares outstanding at December 29, 1996.

(7) Includes additional grants for the repricing of options for employees other than executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES





          (A)              (B)                                                        (E)
                          NUMBER                            (D)                  VALUE OF UNEXERCISED
                            OF                     NUMBER OF SECURITIES              IN-THE-MONEY
                          SHARES                  UNDERLYING UNEXERCISED            OPTIONS/SARS AT
                         ACQUIRED      (C)       OPTIONS/SARS AT 12/31/96            12/31/96(/1/)
                            ON        VALUE     ----------------------------  ----------------------------
          NAME           EXERCISE REALIZED(/1/) (EXERCISABLE) (UNEXERCISABLE) (EXERCISABLE) (UNEXERCISABLE)
          ----           -------- ------------- ------------  --------------  ------------  --------------
W. J. Sanders III.......       0   $        0    1,000,000      2,700,000     $17,280,000    $28,450,000
Richard Previte.........       0   $        0      345,550        245,267     $ 1,975,163    $ 1,920,374
S. Atiq Raza............ 598,000   $7,759,340      117,666        282,466     $ 2,879,898    $ 2,598,350
Marvin D. Burkett.......       0   $        0      298,784        122,632     $ 3,401,735    $   960,148
Eugene D. Conner........       0   $        0      359,264        122,632     $ 4,725,037    $   960,148

--------
(1) Value for these purposes is based solely on the difference between market value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options/SARs.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              ADVANCED MICRO DEVICES, S&P 500 COMPOSITE INDEX AND
                             TECHNOLOGY-500 INDEX

  The following graph shows a five-year comparison of cumulative total return on common stock for the Corporation, the S&P 500 Composite Index, and the Technology-500 Index from December 31, 1991 through December 31, 1996. The past performance of the Corporation's common stock is no indication of future performance.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             ADVANCED MICRO DEVICES, S&P 500 COMPOSITE INDEX AND
                             TECHNOLOGY-500 INDEX
                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P           S&P High
(Fiscal Year Covered)        AMD            500           Technology
-------------------          ----------     ---------     ----------
Measurement Pt-12/31/91      $100           $100         $100
FYE  12/31/92                $103.57        $104.13      $107.62
FYE  12/31/93                $101.43        $128.09      $118.46
FYE  12/31/94                $142.14        $149.29      $120.03
FYE  12/31/95                $ 94.31        $215.04      $165.13
FYE  12/31/96                $147.18        $305.07      $203.05

  The chart above assumes $100 invested on December 31, 1991, in Advanced Micro Devices, Inc. common stock, S&P 500 Composite Index and Technology-500 Index, and the reinvestment of dividends (although dividends have not been declared on the Corporation's stock). Historical returns are not necessarily indicative of future performance. The graph was plotted using the following data:

                                              YEAR ENDING DECEMBER 31
                                    --------------------------------------------
                                    1991  1992    1993    1994    1995    1996
                                    ---- ------- ------- ------- ------- -------
AMD................................ $100 $103.57 $101.43 $142.14 $ 94.31 $147.18
Technology-500..................... $100 $104.13 $128.09 $149.29 $215.04 $305.07
S&P 500............................ $100 $107.62 $118.46 $120.03 $165.13 $203.05

EMPLOYMENT AGREEMENTS, COMPENSATION AGREEMENTS AND CHANGE OF CONTROL
AGREEMENTS

  Chairman's Employment Agreement. As discussed in the Compensation Committee
  -------------------------------
Report above, the Corporation has entered into an amended and restated employment agreement with Mr. Sanders, the term of which is September 1, 1996 through December 31, 2003 (the 1996 Agreement). The 1996 Agreement was entered
                           ------------------
into as an inducement for Mr. Sanders to remain as Chairman and Chief Executive Officer through December 31, 2001 and as Chairman through December 31, 2002. In 2003, Mr. Sanders may serve as Vice Chairman or in some mutually acceptable executive capacity.

  The 1996 Agreement provides for annual base compensation to Mr. Sanders of no less than $1,000,000 through 2001, $500,000 in 2002 and $350,000 in 2003.
Base compensation for periods prior to 2003 will be adjusted for cost of living increases. Cost of living adjustments for periods prior to 2002 will be deferred (with interest) until a deduction for federal income tax purposes will be allowed for their payment or March 31, 2004, if earlier.

  Incentive compensation takes the form of an annual incentive bonus and stock options. The annual incentive bonus equals 0.6% of the adjusted operating profits of the Corporation for each respective fiscal year through 2001 in excess of twenty percent (20%) of adjusted operating profits for the immediately preceding fiscal year. Under the 1996 Agreement the annual bonus payment may not exceed $5,000,000. Any excess amount of an annual incentive bonus over $5,000,000, plus any carryover bonus amounts under the 1991 Agreement (together, the Unpaid Contingent Bonus) will be added to the bonus determined for each specified future period (subject to the $5,000,000 limit in each of those years). "Adjusted operating profits" for these purposes constitute the Corporation's operating income as reported on the Corporation's financial statements, adjusted for any pretax gain or loss from certain joint ventures and increased by any expenses accrued for profit sharing plan contributions and Executive Bonus Plan bonuses. Mr. Sanders is also eligible to receive a discretionary bonus, in an amount determined by the Compensation Committee of the Board, based on the Committee's assessment of his performance.

  Mr. Sanders received an option grant for 2,500,000 shares under the 1996 Agreement. The Compensation Committee expects that no further stock option awards will be granted to Mr. Sanders over the term of the 1996 Agreement, except in unusual circumstances. Options for 1,250,000 shares are performance- and time-based. The performance element of the options provides for a scheduled accelerated vesting should the Corporation's average stock price attain or exceed certain milestones for a rolling three month period. The milestone stock prices are $26.00, $31.00, $37.50, $45.00 and $54.00 per share for 1997 through 2001, respectively. If the highest milestone applicable to a year is met, options for 250,000 shares applicable to that year will vest. (Achieving lower stock price milestones results in the acceleration of lesser percentages of the stock.) Performance-accelerated vesting will occur early if the performance milestones for a later year are attained in an earlier year.

  If the performance-based options do not vest on an accelerated basis, they will vest on a time-based schedule provided that Mr. Sanders is employed on the applicable vesting date. They vest at the rate of 0% in 1997 and 1998, 10% (125,000 shares) on November 15, 1999, 15% (187,500) on November 15, 2000, 20%
(250,000 shares) on November 15, 2001, 20% (250,000 shares) on November 15, 2002 and 35% (437,500 shares) on November 15, 2003, if Mr. Sanders is employed on those dates. Options to purchase the remaining 1,250,000 shares vest on a time-based schedule at the rate of 325,000 shares per year on November 15, 1997 and 1998, and 200,000 shares per year on November 15, 1999, 2000 and 2001, if Mr. Sanders is employed on the applicable vesting date.

  These 1996 options may be exercised after termination of employment as follows: five years after retirement as Chief Executive Officer; three years after death or disability; one year after a voluntary resignation of employment other than for defined reasons; thirty days after a termination by the Corporation "for cause"; and, with respect to any other termination of employment, two years after such termination in the case of options that vested prior to termination of employment and one year after the later of termination of service or the vesting date in the case of options that vest only upon or following termination of employment. All of the 1996 options will expire on September 29, 2006, if not earlier exercised or terminated.

  If the Corporation terminates Mr. Sanders' employment other than "for cause" or constructively terminates Mr. Sanders' employment (including re-assigning him to lesser duties, reducing or limiting his compensation or benefits, removing him from his responsibilities other than for good cause, requiring him to relocate or transfer his principal place of residence, or not electing or retaining him as Chairman and Chief Executive Officer of the Corporation), the Corporation is obligated to pay Mr. Sanders his annual base salary through the later to occur of December 31, 2002 or one year from the date of termination of employment. In such circumstances, the Corporation is obligated to pay Mr. Sanders' incentive compensation for the fiscal year during which such termination occurs and for the following fiscal year, plus the amount of any Unpaid Contingent Bonus then remaining unpaid. In addition, all time-based options will vest and performance-accelerated vesting options may vest for the year of termination or constructive termination and for the year following termination, if the performance milestones are attained by the Corporation within such periods.

  Under the 1996 Agreement, the Corporation is obligated to guarantee the repayment of any loan (including interest) obtained by Mr. Sanders for the purpose of exercising options or warrants to purchase stock of the Corporation up to the lesser of: (a) the exercise price of the options plus taxes paid by Mr. Sanders by reason of the exercise, or (b) three and one-half million dollars ($3,500,000). The Corporation's obligation to guarantee such loans continues for a period of two years after the applicable event. If Mr. Sanders enters into loan agreements for any other reason, the Corporation is obligated to guarantee repayment of such loans up to $3,500,000 for a period ending 180 days after termination of service.

  Mr. Sanders is also entitled to receive certain benefits upon his disability (as that term is defined in the 1996 Agreement) and upon his death while employed by the Corporation. Mr. Sanders is also entitled to receive such other benefits of employment with the Corporation as are generally available to members of the Corporation's management. For ten years following any termination, disability, termination without cause or such other event, Mr. Sanders will receive health and welfare benefits comparable to those he was receiving and reimbursements for all income taxes due on the receipt of such benefits.

  In the event that Mr. Sanders terminates his employment following a change in control, Mr. Sanders will receive the greater of the salary payable for the remaining term of the 1996 Agreement or three times base salary, bonus payments equal to the average of the two highest annual bonuses paid during the last five calendar years immediately prior to the change of control (plus, as soon as can be determined, any excess over such amount of the sum of the bonuses which would otherwise have been payable to Mr. Sanders for the year in which the termination occurred and the following year), vesting of all time-based options and vesting of time-based performance-accelerated options if the performance milestones are satisfied on the basis of the acquisition price or such options otherwise would have vested in the year of such change in control. Mr. Sanders will also be entitled to an additional payment necessary to reimburse him for any federal excise tax imposed on him by reason of his receipt of payments under his employment agreement or otherwise, so that he will be placed in the same after-tax position as he would have been in had no such tax been imposed.

  If Mr. Sanders' employment is terminated by reason of his disability or death, he or his estate is entitled to his full base salary under the 1996 Agreement through 2001, the incentive compensation for the fiscal year in which such termination occurred and for the following fiscal year, the amount of any Unpaid Contingent Bonus then remaining unpaid and, in the case of death, an additional year's salary. Any time-based options Mr. Sanders has been granted that would otherwise vest within two years following termination will vest, and all time-based performance-accelerated options which otherwise would have vested prior to the end of the fiscal year following the death or disability will vest if the performance milestones are met as described above. In addition, his beneficiaries will be entitled to receive that portion of the death benefit payable under a $1,000,000 face amount policy which exceeds the aggregate premiums paid by the Corporation on that policy.

  Pursuant to the 1996 Agreement, the Corporation will accrue an additional $400,000 per year in deferred retirement compensation for five years, payable to Mr. Sanders only if he is Chief Executive Officer on September 12, 2001. Accrued amounts will be credited with interest at the rate of 9% per annum. The payment of $2,000,000 plus interest will be made to Mr. Sanders following his termination in a manner that ensures that the retirement payments will be deductible under Section 162(m) of the Code. If Mr. Sanders terminates his employment by reason of a change of control or because of a constructive termination or the Corporation terminates Mr. Sanders' employment (other than "for cause"), all retirement deferrals will immediately accelerate and will be payable following termination in a manner that ensures that the retirement payments will be deductible under Section 162(m). Upon death or disability before December 31, 2001, a prorated amount will be payable to Mr. Sanders or his estate following his death or disability.

CHANGE IN CONTROL ARRANGEMENTS

  Management Continuity Agreements. The Corporation has entered into
  --------------------------------
management continuity agreements with each of its executive officers named in the Summary Compensation Table, designed to ensure their continued services in the event of a Change in Control. Except for Mr. Sanders' management continuity agreement, all the agreements provide that benefits are payable only if the executive officer's employment is terminated by the Corporation (including a constructive discharge) within two years following a Change in Control. For purposes of the agreements, a Change in Control includes any change of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. A Change in Control is conclusively presumed to have occurred on (1) acquisition by any person (other than the Corporation or any employee benefit plan of the Corporation) of beneficial ownership of more than 20% of the combined voting power of the Corporation's then outstanding securities; (2) a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or
(3) certain members of the Board determine within one year after an event that such event constitutes a Change in Control.

  All of the management continuity agreements provide that, in the event of a Change in Control, the Corporation will reimburse each executive officer who has signed a management continuity agreement for any federal excise tax payable as a result of benefits received from the Corporation. Other than Mr. Sanders' agreement, the agreements provide that, if within two years after a Change in Control the executive officer's employment is terminated by the Corporation or the executive officer is constructively discharged, the executive officer will receive: (1) a severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years; (2) payment of his accrued bonus; (3) twelve months' continuation of other incidental benefits; and (4) full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

  Mr. Sanders' management continuity agreement provides that, except for awards under the 1996 Agreement, all stock options and stock appreciation rights that he holds will become fully vested on the occurrence of a Change in Control and the restrictions on any shares of restricted stock of the Corporation which he may hold will lapse as of such date. Mr. Sanders' management continuity agreement does not apply to amounts payable to or awards under the 1996 Agreement, and is superseded by the 1996 Agreement with respect to such amounts or awards.

  Vesting of Stock Options, Limited Stock Appreciation Rights and Restricted
  --------------------------------------------------------------------------
Stock. Except with respect to options and awards under Mr. Sanders' 1996
-----
Agreement, all options and associated limited stock appreciation rights (LSARs) granted to officers of the Corporation shall become exercisable upon the occurrence of any change in the beneficial ownership of any quantity of shares of common stock of the Corporation (where the purpose for the acquisition of such beneficial ownership is other than passive investment), that would effect a Change in Control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, other than a change that has been approved in advance by the Corporation's Board of Directors. A Change in Control shall be conclusively deemed to have occurred if any person (other than the Corporation, any employee benefit plan, trustee or custodian therefor) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities. Under the Corporation's 1980 and 1986 stock appreciation rights plans, outstanding LSARs may be exercised for cash during a thirty-day period following the expiration date of any tender or exchange offer for the Corporation's common stock (other than one made by the Corporation); provided the offeror acquires shares pursuant to its offer and owns thereafter more than 25% of the outstanding common stock. In addition, all options granted under the 1982 Stock Option Plan, the 1992 Stock Incentive Plan and the 1996 Stock Incentive Plan become fully vested on termination of employment within one year following a Change in Control as defined in that plan. The options will be subject to accelerated vesting if a change of control occurs (as defined under the terms of the executive's management continuity agreement) and either the consideration to be paid to stockholders of the Corporation for a share of the Corporation's common stock is equal to or in excess of the stock price target, which if attained, would otherwise result in the vesting of the stock, or the closing price of the Corporation's common stock on the day thirty days before or after the change of control is equal to or in excess of such stock price target.

  Restricted stock awarded under the 1987 Restricted Stock Award Plan, if provided for in the individual restricted stock award agreement, will be subject to accelerated vesting in connection with a change in control of the Corporation as defined in the particular agreement. Messrs. Sanders' and Previte's 1994 restricted stock award agreements provide that their restricted stock will vest if more than 20% of the outstanding equity or assets of the Corporation are acquired by another corporation pursuant to merger, sale of substantially all the assets, tender offer or other business combination, other than a transaction in which the stockholders of the Corporation prior to the transaction retain a majority interest in the surviving corporation. Further, as described above, stock options, stock appreciation rights and restricted stock held by executive officers who have entered into management continuity agreements with the Corporation will vest in accordance with the terms of such agreements in connection with a Change in Control of the Corporation as defined in such agreements. The restricted shares are subject to accelerated vesting if a change of control occurs (as defined under the terms of the executive's management continuity agreement) and either (a) consideration paid to stockholders of the Corporation for a share of the Corporation's common stock equals or exceeds the stock price target, which if attained, would otherwise result in the vesting of the stock, or (b) the closing price of the Corporation's common stock on the day thirty days before or after the change of control is equal to or in excess of such stock price target.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dr. Friedrich Baur, a nominee for director of the Corporation, is a 50% owner of MST Beteiligungs und Unternehmensberatungs GmbH, a corporation formed under the laws of the Federal Republic of Germany (MST Group). MST Group owns 24.5% of MST Communications GmbH, also a corporation formed under the laws of the Federal Republic of Germany (MST Communications). MST Communications entered into a contract with the Saxony State Ministry for Economics and Labor commencing October 1, 1994, and terminating December 31, 1997, under which it receives a grant in return for advising authorities in the State of Saxony, the Federal Republic of Germany, regarding the production of microprocessors by the Corporation or others using .35 micron or smaller technology in the State of Saxony. MST Group also advises the Saxony State Ministry for Economics and Labor as well as Saxony industrial companies and institutions regarding other semi-conductor matters and projects in the fields of multimedia development, lightweight vehicle manufacturing, environmental remediation and recycling facilities. Assuming an exchange rate of DM1.55 to $1.00, under the contract, MST Communications has received $144,513 in 1995 and $51,613 in 1996. The contract was renegotiated in 1996 and no grant payment is to be made in 1997. The Corporation broke ground in 1996 for the construction of a submicron wafer fabrication facility and design center in Dresden, Germany at an estimated cost of approximately $1.5 billion over the next five years. The governments of the Federal Republic of Germany and the State of Saxony will provide substantial financial assistance to the Corporation through grants and allowances, loan guarantees and loan interest subsidies. The Corporation has commitments to make equity investments and loans aggregating approximately $350 million over the next four years in connection with this facility, including $75 million paid in 1996.

  In connection with Mr. S. Atiq Raza's initial and continued employment by NexGen, NexGen made two loans to him which were assumed by AMD upon its acquisition of NexGen. The two loans are each in the principal amount of $50,000, are currently due on October 17, 1998 and bear interest at 7.07% and 8.12%. As originally agreed by NexGen, a bonus was paid to Mr. Raza in the form of cancellation of indebtedness on one of the notes for interest accrued to October 17, 1996. The largest amount due under the loans during 1996 was $129,380, and the aggregate amount outstanding under the loans as of February 25, 1997 was $129,851.

  In March of 1997, Mr. Thomas M. McCoy borrowed $450,000 from the Corporation pursuant to a promissory note bearing interest at 7.5%, payable in March 1999, secured by a pledge of stock and a deed of trust on real property.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16 of the Securities and Exchange Act of 1934, as amended, the Corporation's directors, executive officers, and any persons holding more than ten percent of the Corporation's common stock are required to report, to the Securities and Exchange Commission and to the New York Stock Exchange, their initial ownership of the Corporation's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Corporation is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. To the Corporation's knowledge, all of these requirements were satisfied in 1996. During 1995, Mr. Thomas M. McCoy timely reported a transaction but inadvertently included only a portion of the restricted shares granted. This was corrected by reporting the full amount of restricted shares granted in an amended Form 5 for 1995.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED SLATE OF DIRECTORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" THE PROPOSED NOMINEES.

PROPOSAL NO. 2--RATIFICATION OF INDEPENDENT AUDITORS

  Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for the current year. Ernst & Young LLP has been the Corporation's independent auditors since its incorporation in 1969.

  Audit services of Ernst & Young LLP during the Fiscal Year included the examination of the consolidated financial statements of the Corporation and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

  The Audit Committee of the Corporation meets with Ernst & Young LLP on an annual or more frequent basis. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION.

PROPOSAL NO. 3--APPROVAL OF THE AMENDMENT TO THE ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE PLAN

  The Corporation's stockholders are also being asked to approve an amendment to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the 1996 Plan) to increase the number of stock options awarded to each member of the Board of Directors who is not also an employee of the Corporation (Outside Director). Pursuant to a nondiscretionary formula set forth in the 1996 Plan, Outside Directors receive stock options covering 12,000 shares on their initial election to the Board (the First Option) and automatically receive supplemental options covering 3,000 shares on each re-election (the Annual Option). Stock options for Outside Directors were first approved and awarded in 1991 in these amounts. This proposed amendment will increase the First Option to 15,000 shares and the Annual Option to 5,000 shares.

  The purpose of the 1996 Plan is to enable the Corporation and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to officers and other eligible key employees, consultants and advisors and Outside Directors upon whom rest major responsibilities for the successful operation and management of the Corporation and its affiliates. The 1996 Plan is intended to enable the Corporation to attract qualified personnel in a highly competitive labor market. The Corporation intends future increases in the value of securities granted under the 1996 Plan to form part of the compensation for services to be rendered by such persons in the future.

  The Stockholders approved the 1996 Plan on April 24, 1996 with an effective date of February 7, 1996 and the Board of Directors amended the 1996 Plan in October of 1996. Below is a summary of the principal provisions of the 1996 Plan and its operation.

SUMMARY DESCRIPTION OF THE 1996 PLAN

  Number of Shares Subject to the 1996 Plan. The 1996 Plan reserves for
  -----------------------------------------
issuance up to 6,500,000 shares of AMD common stock pursuant to the exercise of options granted under such plan. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 1996 Plan. The market value of the Corporation's common stock on the New York Stock Exchange as of February 25, 1997 was $36.63 per share.

  Administration and Duration of the 1996 Plan. Authority to administer the
  --------------------------------------------
1996 Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee. The Board has also delegated authority to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, to grant awards covering up to 25,000 shares per year to any employee who is not also an officer or member of the Board.

  The 1996 Plan will terminate on February 7, 2006, but the Board retains the right to suspend, terminate or amend the plan at any time. On termination of the plan, outstanding awards remain in effect until they expire by their terms, are forfeited or otherwise terminate.

  Eligibility for Participation. Options may be granted under the 1996 Plan by
  -----------------------------
the appropriate administrative committee of the Board to key full or part-time employees, officers, consultants and advisors of the Corporation and its affiliates. The maximum number of shares that may be granted to an individual under the 1996 Plan is 2,000,000. As of February 25, 1997, approximately 2,970 persons were eligible to receive options under the 1996 Plan, no shares had been issued upon the exercise of options under the 1996 Plan and 4,075,948 shares were subject to outstanding options under the 1996 Plan. As of February 25, 1997, 2,424,052 shares were available for future option grants.

  Over the term of the 1996 Plan through February 25, 1997, the following executive officers have been granted the following options to purchase shares under the 1996 plan: Mr. Sanders, 2,000,000 shares; Mr. Previte, 100,000 shares; Mr. Raza, 165,000 shares; Mr. Burkett, 50,000 shares; Mr. Conner, 50,000 shares. During this period, the Corporation's executive officers as a group have been granted options to purchase an aggregate of 2,390,000 shares, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 1,788,933 shares under the 1996 Plan. During this period, the Corporation's current directors as a group (excluding executive officers) have been granted options to purchase 15,000 shares under the 1996 Plan.

  Terms of Options. Options granted to employees may be either incentive stock
  ----------------
options (ISOs) which satisfy the requirements of Code Section 422 or nonstatutory options (NSOs) which are not intended to satisfy such requirements. Options granted to Outside Directors, consultants and advisors may only be NSOs.

  The option exercise price of ISOs may not be less than the fair market value of the Corporation's common stock on the date of grant of the ISO. The option exercise price of NSOs may not be less than 100% of the fair market value of the Corporation's common stock on the date of grant of the NSO. Payment of the exercise price may be made in cash, by certified check, promissory note, other shares of the Corporation's common stock, or through a same day sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price. The term of an ISO may not exceed ten years. The term of an NSO may not exceed ten years plus one day. The Corporation did not grant any ISOs in 1996.

  Options granted to employees generally are made cumulatively exercisable in annual installments, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder's interest is not thereby diminished without the option holder's consent. Options may be made exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee's employment terminates because of misconduct, such option terminates immediately. If an optionee's employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (twelve months where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option's term. In no case may an option be exercised after the expiration of the option term. An option may be exercised by the optionee or his guardian or legal representative.

  Outside Director Option Program. Under the Plan as originally adopted, an
  -------------------------------
Outside Director who has not previously been elected or appointed as a member of the Board will be granted a First Option for 12,000 shares on his or her election or appointment. First Options vest in increments of 4,800, 3,600, 2,400, and 1,200 on July 15 of the first, second, third and fourth calendar year following grant. On the first business day coincident with or following each annual meeting of the Corporation's stockholders at which an Outside Director is re-elected, he or she will automatically receive an Annual Option for 3,000 shares, vesting in three increments of 1,000 shares on each July 15 of the second, third and fourth calendar year following re-election. The proposed amendment to the 1996 Plan will increase the First Option to 15,000 shares, vesting in increments of 6,000, 4,500, 3,000 and 1,500 shares on July 15 of the first, second, third and fourth calendar year following grant; and will increase the Annual Option to 5,000 shares, vesting in increments of 1,667, 1,667 and 1,666 shares on July 15 of the second, third and fourth calendar years following re-election. Options held by Outside Directors may be exercised for up to twelve months following termination of their service on the Board to the extent the Options are vested on the date of termination. Options which are not vested on the date of termination are canceled. Options held by Outside Directors will become fully vested for exercise upon a Change of Control. See the section entitled "Acceleration in Connection with a Change of Control" below.

  Acceleration in Connection with a Change of Control. If a participant's
  ---------------------------------------------------
employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers of the Corporation as defined in the 1996 Plan, there is a constructive termination of their employment) within one year after a Change of Control, all options held by such a participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a Change of Control without regard to termination of their service as a director. In general, a "Change of Control" will be deemed to have occurred upon the acquisition of more than 20% of either the then outstanding shares of AMD common stock or the combined voting power of the Corporation's then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which the Corporation is not the surviving entity, or a liquidation of the Corporation or a sale of substantially all of the Corporation's assets. The 1996 Plan Change of Control provisions are not applicable to options granted to Mr. Sanders in 1996.

  New Plan Benefits Table. The following table shows in the aggregate the
  -----------------------
Annual Options that will be granted to Outside Directors under the 1996 Plan in 1997 if the stockholders approve the amendments to the 1996 Plan. Since all current Outside Directors are incumbent directors, no Outside Director who is elected at the 1997 Annual Meeting of Stockholders will receive a First Option. Because future awards to executive officers and employees of the Corporation are discretionary and cannot be determined at this time, the table does not reflect any such awards.

                                                                     NUMBER OF
         NAME AND POSITION            EXERCISE PRICE (PER SHARE)      SHARES
         -----------------            --------------------------     ---------
   All current directors who are
    not executive
    officers as a group (5
    persons)..................... Fair market value on date of grant  25,000

  Federal Tax Consequences--Nonstatutory Options. No taxable income is
  ----------------------------------------------
recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income which the optionee may elect to satisfy by having the Corporation withhold shares from the shares otherwise due or by delivering a sufficient number of previously owned shares of the Corporation's common stock to the Corporation. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

  Incentive Stock Options. No taxable income is recognized by the optionee at
  -----------------------
the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee generally will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and such gain will be long-term if the shares have been held for more than one year following exercise of the option.

  Alternative Minimum Tax. The difference between the fair market value of
  -----------------------
shares subject to an ISO on the date of exercise and the exercise price of such shares is an adjustment to income for purposes of the alternative minimum tax (the AMT). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to the ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of such shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for such shares.

  Deduction to the Corporation. The Corporation will be entitled to an income
  ----------------------------
tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for the taxable year of the Corporation in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with such exercise.

  If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then the Corporation will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will the Corporation be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

  Under Section 162(m) of the Code, the Corporation is not entitled to a deduction for certain executive compensation in excess of $1,000,000. This limitation applies to compensation paid to the Corporation's Chief Executive Officer and to each of its next four most highly compensated executive officers. Amounts treated as compensation pursuant to the exercise of stock options are subject to the deduction limit, unless the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. In addition, the grant of options must be made by a committee of at least two "outside directors" as defined under Code Section 162(m). Awards granted under the 1996 Plan are intended to qualify for full deductibility.

REQUIRED VOTE

  An affirmative vote of the holders of a majority of the shares of AMD common stock present in person or represented by proxy and entitled to vote on the amendment to the 1996 Plan is required for approval. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote and will have the effect of a vote against the amendment to the 1996 Plan. Broker non-votes, if any, will not be counted in determining the number of shares present and entitled to vote on the amendment to the 1996 Plan.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE AMD 1996 STOCK INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL.

PROPOSAL NO. 4--APPROVAL OF THE AMENDMENT TO THE ADVANCED MICRO DEVICES, INC. 1991 STOCK PURCHASE PLAN

  In February 1991, the AMD Board of Directors adopted the 1991 Stock Purchase Plan (the SPP) that authorized two million five hundred thousand (2,500,000) shares to be issued to employees. The SPP was approved by AMD stockholders at the 1991 annual meeting. An amendment to the SPP increasing the number of shares issuable to 3,600,000 was proposed and adopted by the stockholders at the Special Meeting of Stockholders on January 16, 1996. As of February 25, 1997, there are only 303,522 shares of AMD common stock remaining available for issuance under the SPP. The Corporation's stockholders are being asked to approve an amendment to the SPP to increase the number of shares authorized to be issued thereunder to five million one hundred thousand (5,100,000). The essential features of the SPP, as proposed to be amended, are outlined below.

SUMMARY DESCRIPTION OF THE SPP AS AMENDED

  Purpose. The purpose of the SPP, which is intended to qualify under Section
  -------
423 of the Code, is to provide employees (including officers) of AMD and participating subsidiaries with an opportunity to purchase AMD common stock through payroll deductions. The Board of Directors believes that equity participation in the SPP provides employees at all levels with a greater incentive to contribute to the success of AMD.

  Administration. The SPP is administered by the Board of Directors or a
  --------------
committee appointed by the Board. Offerings under the SPP have a duration of three months and commence on the first business day on or after February 1, May 1, August 1 and November 1 of each year, unless otherwise specified by the Board of Directors.

  Eligibility and Participation. Any employee who is customarily employed for
  -----------------------------
at least 20 hours per week and more than five months per calendar year by AMD or its participating subsidiaries is eligible to participate in the SPP. Employees become participants in the SPP by delivering to AMD a subscription agreement within a specified period of time prior to the commencement of each offering period.

  No employee who owns 5% or more of the total combined voting power or value of all classes of shares of stock of AMD or its subsidiaries (including shares which may be purchased under the SPP or pursuant to any other options) is permitted to purchase shares under the SPP. In addition, no employee is entitled to purchase more than $25,000 worth of shares under the SPP (in any calendar year) based on the fair market value of the shares at the time the option is granted.

  AMD estimates approximately 6,700 of its current employees are eligible to participate in the SPP. AMD is not presently able to determine the amount of benefits which may be received by employees under the SPP.

  Payroll Deductions. The purchase price of the shares is accumulated by
  ------------------
payroll deductions over each offering period. The deductions may not be greater than ten percent (10%) of a participant's compensation, nor less than a minimum established by the Board or its delegate. Compensation, for purposes of the SPP, includes salary, shift deferential, lead pay and overtime, but excludes bonuses, special awards, 50% of commissions, income attributable to option exercises, reimbursements and allowances. A participant may increase or decrease his rate of payroll deductions once during each offering period.

  All payroll deductions of a participant are credited to his account under the SPP and are deposited with the general funds of AMD. Such funds may be used for any corporate purpose. No charges for administrative or other costs may be made by AMD against the payroll deductions.

  Purchase Price. The price at which shares are sold under the SPP is the
  --------------
lower of 85% of the fair market value of the AMD common stock at the beginning of the offering period, or 85% of the fair market value of the AMD common stock as of the end of such period.

  Number of Shares. As amended, the SPP authorizes 5,100,000 shares of AMD
  ----------------
common stock for issuance thereunder, subject to stockholder approval.

  At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares equal to thirty percent (30%) of the participant's eligible compensation for the preceding offering period divided by 85% of the fair market value of a share of AMD common stock at the beginning of the offering period. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount is refunded to the employee at the end of the offering period. To the extent that an employee's payroll deductions are insufficient to exercise the full number of shares subject to option, the remaining portion of the option expires unexercised. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the SPP. The market value of the Corporation's common stock on the New York Stock Exchange as of February 25, 1997 was $36.63 per share.

  Withdrawal from the SPP. A participant may terminate his or her interest in
  -----------------------
a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the SPP.

  Termination of Employment. Termination of a participant's employment for any
  -------------------------
reason, including retirement or death or the failure to remain in the continuous employ of AMD for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the SPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

  Changes in Capitalization. In the event of any stock dividend, stock split,
  -------------------------
spin-off, recapitalization, merger, consolidation, exchange of shares or other change in capitalization, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board, including adjustments to the price per share.

  Transferability. No rights or accumulated payroll deductions of an employee
  ---------------
under the SPP may be pledged, assigned or transferred for any reason and any such attempt may be treated by AMD as an election to withdraw from the SPP.

  Amendment and Termination of the Plan. The Board of Directors may at any
  -------------------------------------
time amend or terminate the SPP, except that such termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant without the participant's consent. No amendment may be made to the SPP without prior or subsequent stockholder approval, if stockholder approval would be required to meet the requirements of Section 423 of the Code or to satisfy the requirements of a stock exchange on which AMD shares are listed.

FEDERAL INCOME TAX CONSEQUENCES

  The SPP, and the right of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. AMD will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding period described below. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

  1. If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period the participant will recognize ordinary income in an amount equal to the lesser of
(a) the excess of the value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the value of the shares at the beginning of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

  2. If the shares are sold or disposed of (including by way of gift or exchange in connection with the exercise of an incentive stock option) before the expiration of the two-year holding period described above, the excess of the value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant. This amount will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or other disposition. A capital loss will be recognized if the sale price is lower than the value of the shares on the date of purchase but any such loss will not affect the ordinary income recognized upon the disposition.

REQUIRED VOTE

  An affirmative vote of the holders of a majority of the shares of AMD common stock present in person or represented by proxy and entitled to vote on the amendment to the SPP is required for approval. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote and will have the effect of a vote against the amendment to the SPP. Broker non-votes, if any, will not be counted in determining the number of shares present and entitled to vote on the amendment to the SPP.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE SPP. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL.

ANNUAL REPORT AND FINANCIAL STATEMENTS

  THE 1996 ANNUAL REPORT OF THE CORPORATION, WHICH INCLUDES ITS AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, HAS ACCOMPANIED OR PRECEDED THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

  Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Corporation not later than November 20, 1997 to be included in the 1998 Proxy Statement.






  AMD, the AMD logo and combinations thereof, Advanced Micro Devices and NexGen are either registered trademarks or trademarks of Advanced Micro Devices, Inc.
                                                                      AMD-90285

                          ADVANCED MICRO DEVICES, INC.
                           1996 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Plan is to encourage key personnel, Outside Directors and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees, Outside Directors and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options.

2.   DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) "AFFILIATE" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) "BOARD" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) below.

     (c) "CHANGE OF CONTROL" Unless otherwise defined in a Participant's employment agreement, the term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) unless otherwise provided in a Participant's employment agreement, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) unless otherwise provided in a Participant's employment agreement, "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

     (d) "CODE" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (e) "COMPANY" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (f) "CONSTRUCTIVE TERMINATION" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (g) "DISINTERESTED DIRECTOR" The term "Disinterested Director" shall mean a member of the Board who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

     (h) "FAIR MARKET VALUE PER SHARE" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

     (i) "INSIDER" The term "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     (j) "ISO" The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

     (k) "NSO" The term "NSO" shall mean a nonstatutory stock option not described in Section 422(b) of the Code.

     (l) "OPTION" The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

     (m) "OUTSIDE DIRECTOR" The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

     (n) "PARTICIPANT" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

     (o) "PLAN" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, as amended from time to time.

     (p) "SHARES" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 11 of this Plan.

3.   ADMINISTRATION

     (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board shall delegate administration of the Plan to the extent required by Section 3(e).

     (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

         (1)  To grant Options pursuant to the Plan.

         (2) To determine from time to time which of the eligible persons shall be granted Options under the Plan, the number of Shares for which each Option shall be granted, the term of each granted Option and the time or times during the term of each Option within which all or portions of each Option may be exercised (which at the discretion of the Board of its delegate may be accelerated.)

         (3) To prescribe the terms and provisions of each Option granted (which need not be identical) and the form of written instrument that shall constitute the Option agreement.

         (4) To take appropriate action to amend any Option hereunder, including to amend the vesting schedule of any outstanding Option, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

         (5) To determine whether and under what circumstances an Option may be settled in cash or Shares.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

         (1) To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

         (1) with respect to the participation of or granting of Options to an employee , consultant or advisor who is not an Insider, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors;

         (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors, or to one or more Insiders.

     (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are Insiders, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option, to a committee of two or more Disinterested Directors who are also "outside directors" within the meaning of Section 162(m) of the Code. Any committee to which administration of the Plan is so delegated pursuant to this
Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

     (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan.
The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

     (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.   SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 11 (relating to adjustments upon changes in capitalization), the Shares which may be available for issuance under the Plan shall not exceed in the aggregate 6,665,000 Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5.   ELIGIBILITY

     Options may be granted only to full or part-time employees, officers, directors, consultants and advisors of the Company and/or of any Affiliate; provided such consultants and advisors render bona fide services not in
--------
connection with the offer and sale of securities in a capital-raising transaction. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any Participant may hold more than one Option at any time; provided that the maximum number of shares which
                             --------
are subject to Options granted to any individual shall not exceed in the aggregate two million (2,000,000) Shares over the full ten-year life of the Plan.

6.   STOCK OPTIONS -- GENERAL PROVISIONS

     (a) Except for automatic grants of Options to Outside Directors under
Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board, be granted either as an ISO or as an NSO. No Option may be granted alternatively as an ISO and as an NSO.

     (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the

Company or its subsidiaries or parent (as such terms are defined in Section 424 of the Code)) exceeds $100,000, such Options shall be treated as NSOs.

     (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its subsidiaries or parent (as such terms are defined in Section 424 of the Code) unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the Option and the term of the Option does not exceed five (5) years from the date such ISO is granted.

     (d) Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify an ISO under Section 422 of the Code.

7.   TERMS OF OPTION AGREEMENT

     Except as otherwise required by the terms of Section 8 hereof, each Option agreement shall be in such form and shall contain such terms and conditions as the Board from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any NSO shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each ISO shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted. NSOs may be granted at an exercise price that is not less than Fair Market Value per Share of the Shares at the time an NSO is granted.

     (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act.

     (d) Except as otherwise provided in paragraph (e) of this Section 7 or in a Participant's employment agreement, the rights of a Participant (other than an Outside Director) to exercise an Option shall be limited as follows:

         (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise by specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

         (2) MISCONDUCT: If a Participant is determined by the Board to have committed on act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

         (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so specify after the date of the termination but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

         (4) EVENTS NOT DEEMED TERMINATIONS: Unless otherwise provided in a Participant's employment agreement, the service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is
                                                       --------
     for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

     (e) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action
                                                   --------
may not, without the written consent of a Participant, impair any such Participant's rights under any Option previously granted.

8.   AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     (a) Each Outside Director shall be granted an Option to purchase 12,000 Shares under the Plan (the "FIRST OPTION") on the date such Outside Director is first elected or appointed as a member of the Board; provided that an Outside
                                                     --------
Director who has previously been elected as a member of the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on the first business day coincident with or following each annual meeting of the Company's stockholders, each Outside Director reported as being elected shall be granted an additional Option to purchase 3,000 Shares under the Plan (the "ANNUAL OPTION"). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

     (b) All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) cash,
(ii) certified or cashier's check, (iii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     (d) Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable on July 15 of subsequent calendar years, according to the following schedule: 4,800 shares in the first calendar year following the date of grant; 3,600 shares in the second such calendar year; 2,400 shares in the third such calendar year; and 1,200 shares in the fourth such calendar year. Each Annual Option shall vest and become exercisable on July 15 of subsequent calendar years according to the following schedule: in equal installments of 1,000 shares each in the second, third and fourth calendar years following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in
Section 14 hereof is obtained.

     (e) If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twelve months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's death or disability.

     (f) Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable upon such Change of Control, irrespective of any other provisions of the Outside Director's Option agreement.

     (g) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this
Section 8.

9.   PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

     With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

     (a) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or its delegate (and, in the case of an ISO, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check,
(iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not employees or
                          --------
directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided further, that the portion of the exercise price equal to
            -------- -------
the par value, if any, of the Shares must be paid in cash;

     (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

10.  TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Option, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option.

     (b) With respect to the exercise of an Option, a Participant may elect (a "WITHHOLDING ELECTION") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option becomes taxable. All Withholding Elections are subject to the approval of the Board must be made in compliance with rules and procedures established by the Board.

11.  ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan. Outstanding Options shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

12.  PRIVILEGES OF STOCK OWNERSHIP

     No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

13.  EXCHANGE AND BUYOUT OF AWARDS; RULE 16b-3

     The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options, except as otherwise provided in Section 7(i) with respect to Insiders. The Board or its delegate may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree. Grants of Options to Insiders are intended to comply with the applicable provisions of Rule 16b-3 and such Options shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Options in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

14.  EFFECTIVE DATE OF THE PLAN

     This Plan will become effective when adopted by the Board (the "EFFECTIVE DATE"). This Plan must be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board or its delegate may grant Options pursuant to this Plan; provided that no Option may be exercised prior to the initial stockholder approval of this Plan. In the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder will be canceled. So long as Insiders are Participants, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

15.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan; provided that, except as provided in Section 11 (relating to adjustments upon
--------
changes in capitalization), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board.

     (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Exchange Act and the regulations promulgated thereunder and/or to bring the Plan or Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     (d) To the extent required by Rule 16b-3, the Board may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

16.  REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

     An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.  NO RIGHT TO EMPLOYMENT

     Nothing in this Plan or in any Option shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

18.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

                           1991 STOCK PURCHASE PLAN


     The following constitutes the provisions of the Advanced Micro Devices, Inc. 1991 Stock Purchase Plan (herein called the "Plan"). As used herein the terms "Corporation" and "AMD" refer to Advanced Micro Devices, Inc. and, where appropriate, any Participating Subsidiary of Advanced Micro Devices, Inc.

     1.   Purpose.  The purpose of the Plan is to foster continued cordial
          -------
employee relations by providing employees of the Corporation and Participating Subsidiaries with an opportunity to purchase Common Stock of the Corporation through payroll deductions. It is the intention of the Corporation that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code and the regulations promulgated thereunder.

     2.   Definitions.
          -----------

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Business Day" means a day on which AMD Common Stock is publicly traded.

          (c) "Committee" means the committee designated by the Board to administer this Plan.

          (d) "Compensation" means salaries, overtime, shift differential and lead pay. Bonuses, special awards, sales commissions, cash profit sharing, income attributable to the exercise of a compensatory stock option or warrant and reimbursements and allowances are excluded.

          (e) "Employee" means any person, including an officer, customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Corporation or its Participating Subsidiaries.

          (f) "Participating Subsidiary" means any subsidiary (determined by reference to Section 425 of the Code) designated by the Board to be a participating subsidiary.

          (g) "Offering Period" shall have meaning assigned by paragraph 4.

          (h) "Option Grant Date" means the first Business Day of each Offering Period of the Plan.

          (i) "Purchase Date" means the last Business Day of each Offering Period of the Plan.

     3.   Eligibility.  Any Employee who shall be employed by the Corporation or
          -----------
its Participating Subsidiaries on the first day of an Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5 and the limitations imposed by Section 423(b) of the Code.

     4.   Offering period. Absent action by the Board, each Offering Period
          ---------------
shall extend for three calendar months commencing on the first Business Day on or after February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month. The initial Offering Period under this plan shall be a four-month period commencing on April 1, 1991 and ending on July 31, 1991.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Corporation and filing it with the designated Corporation office not later than the 15th day of the month prior to a new Offering Period; provided that participants who go on a leave of absence are subject to the special rules set forth in paragraph 10(c) hereof; and provided further that an Employee who commences employment in the month prior to a new Offering Period may complete a subscription agreement on the date he commences employment. An Employee who becomes eligible to participate in the Plan after an Option Grant Date may not participate until the next Offering Period.

          (b) Payroll deductions for a participant shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the participant as provided in paragraph 10, or by the Corporation.

     6.   Payroll Deductions.
          ------------------

          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding ten percent (10%) of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the aggregate compensation which he would otherwise have received during said Offering Period. The Committee shall determine whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such pay day, or as either, and may also establish a minimum percentage or amount for such payroll deductions.

          (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, and may decrease or increase the rate of his payroll deductions a maximum of once during the Offering Period by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective no later than fifteen (15) days after the Corporation's receipt of the new authorization.

     7.   Grant of Option
          ---------------

          (a) On each Option Grant Date, each participant in the Plan shall be granted an option to purchase (at the per share option price) the number of shares of the Corporation's Common Stock determined by dividing: (i) thirty percent (30%) of the participant's Pay by (ii) eighty-five percent (85%) of the fair market value of a share of the Corporation's Common Stock on such Option Grant Date; but in no event shall such number be greater than the amount permitted under Section 7(b) of this Plan. Fair market value of a share of the Corporation's Common Stock shall be determined as provided in Section 7(c) herein. In calculating under this section the number of shares subject to option for the next Offering Period, and for purposes of calculating the foregoing limit, Pay for a current Offering Period shall mean: (1) Five Hundred Seventy (570) times the sum of (a) the participant's hourly wage rate in effect on the first day of the current Offering Period plus (b) the Participant's average hourly overtime for the preceding Offering Period; plus (2) the amount of Compensation deferred from a prior Offering Period and which will be paid to the participant during the current Offering Period.

          (b)  Exceptions.  Any provisions of the Plan to the contrary
               ----------
notwithstanding, any option granted to an Employee shall be limited so that:

               (i) immediately after the grant, such employee would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any subsidiary of the Corporation (including stock which the employee may purchase under outstanding options and stock, the ownership of which is attributed to the employee under Section 424 (d) of the
          Code), and

               (ii) the Employee's rights to purchase shares under all employee stock purchase plans of the Corporation and its subsidiaries shall not accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (c)  The option price per share of such shares shall be the lower of:
(i) 85% of the fair market value of a share of the Corporation's Common Stock at the Option Grant Date; or (ii) 85% of the fair market value of a share of the Corporation's Common Stock at the Purchase Date. The fair market value of the Corporation's Common Stock on said dates shall be the closing price on the New York Stock Exchange for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation's Common Stock was sold.

          (d) Any excess contributions remaining in the Employee's account after the purchase of the shares on the Purchase Date will be returned to the employee, or may be credited against future payroll deductions.

     8.   Exercise of Option.  Unless a participant withdraws from the Plan as
          ------------------
provided in paragraph 10, his option for the purchase of shares will be exercised automatically for the number of whole shares which the accumulated payroll deductions in his account could purchase at the applicable option price on the Purchase Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him. Options granted with respect to the initial Offering Period of April 1, 1991 through July 31, 1991 shall not be exercisable unless stockholders approve this Plan prior to February 12, 1992.

     9.   Delivery.  As promptly as practicable after the Purchase Date of each
          --------
offering, the Corporation shall arrange the delivery to each participant, as appropriate, of a certificate representing the number of whole shares purchased on exercise of his option.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his option for the current period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's employment for any reason, including retirement, permanent disability or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically cancelled.

          (c) In the event an Employee fails to remain in the continuous employ of the Corporation or its subsidiaries for customarily at least twenty (20) hours per week during an Offering Period, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option cancelled; provided that a participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond 90 days, such participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such participant or unless the participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than ninety (90) days, in which cases the participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such participant has returned to work from the unpaid leave of absence.

          (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

          (e) Any other provision of the Plan notwithstanding, an Employee who is subject to Section 16 of the Securities Exchange Act of 1934 shall not resume contributions under the Plan for a period of at least six months after discontinuing his or her contributions. This subsection (e) shall be applicable only to the extent required by Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934.

     11.  No Interest.  No interest shall accrue on the payroll deductions of a
          -----------
participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Corporation's Common Stock which may be sold pursuant to options exercised under the Plan shall be 5,100,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation's Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Corporation may reduce the rate of payroll deductions as appropriate.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

     13.  Administration.
          --------------

          (a) The Plan shall be administered by the Board or a committee appointed by the Board (the "Committee"). The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Plan shall be administered in a manner that assures all participants the same rights and privileges.

          (b) The administration, interpretation or application of the Plan by the Board or its Committee shall be final, conclusive and binding upon all participants. Members of the Board or its Committee who are eligible Employees are permitted to participate in the Plan.

          (c) No member of the Board or its Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the Committee member seeking indemnification shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend the same.

          (d) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

     14.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the Purchase Date but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Corporation shall deliver such shares and/or cash in accordance with the participant's designation of beneficiaries under the Advanced Micro Devices Deferred Profit Sharing Plan; or, in the absence of such designation, to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

     15.  Transferability.  Neither payroll deduction credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16.  Use of Funds.  All payroll deductions received or held by the
          ------------
Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

     17.  Statements.  Statements of account will be given to participating
          ----------
employees promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and any excess contributions.

     18.  Changes in Capitalization.  In the event of any stock dividend, stock
          -------------------------
split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

     19.  Amendment.  The Board of Directors may at any time amend the Plan.  No
          ---------
such amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant's consent. No amendment for which shareholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Committee and consistent with the rules of the Securities Exchange Commission Rule 16-b (or its successor), the Code or the stock exchange(s) on which the Corporation's shares are listed, as such rules are in effect at the time the plan amendment becomes effective.

     20.  Termination. The Board of Directors of Advanced Micro Devices, Inc.
          -----------
may at any time terminate the Plan. No such termination will affect options previously granted. Unless sooner terminated by the Board, this Plan shall terminate February 1, 2001.

     21.  Notices.  All notices or other communications by a participant to the
          -------
Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     22.  Government and Other Regulations.  The Plan, and the grant and
          --------------------------------
exercise of the rights to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring stockholder approval shall take effect only subject to such approval.

     23.  Applicable Law.  The interpretation, performance and enforcement of
          --------------
this Plan shall be governed by the laws of the State of California.

                                  DETACH HERE                              AMD 2


                         ADVANCED MICRO DEVICES, INC.
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 24, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P               The undersigned appoints W. J. SANDERS III and THOMAS M. MCCOY and each of them as proxies for the undersigned, with full power of
R substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement
O accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion on all other matters
X that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday,
Y       April 24, 1997, and at any adjournment(s) or postponement(s) thereof.
        If properly executed, this proxy shall be voted in accordance with the instructions given. TO THE EXTENT NO DIRECTIONS ARE GIVEN ON A PROPOSAL, THE PROXYHOLDERS WILL VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, FOR THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN, FOR THE AMENDMENT TO THE 1991 STOCK PURCHASE PLAN, AND IN THE DISCRETION OF THE PROXYHOLDERS ON OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING. THE UNDERSIGNED MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR MAY ATTEND THE MEETING AND VOTE IN PERSON.


                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 a.m. on Thursday, April 24, 1997, at the St. Regis Hotel at 2 East 55th Street, New York, New York. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.


                            DETACH HERE                                    AMD 4



[X] Please mark
    votes as in
    this example.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTORS, FOR RATIFICATION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS, FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN, AND FOR THE AMENDMENT TO THE 1991 STOCK PURCHASE PLAN.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

NOMINEES FOR DIRECTORS:
W. J. Sanders III, Friedrich Baur, Charles M. Blalack, R. Gene Brown, Richard Previte, S. Atiq Raza, Joe L. Roby, Leonard Silverman

                                FOR   WITHHELD
1. Election of directors        [_]     [_]

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

                                                          FOR   AGAINST ABSTAIN
2. Ratification of appointment of independent auditors.   [_]     [_]     [_]

3. Approval of the amendment to the 1996 Stock Incentive
   Plan.                                                  [_]     [_]     [_]

4. Approval of the amendment to the 1991 Stock Purchase
   Plan.                                                  [_]     [_]     [_]

   MARK HERE
 FOR ADDRESS
  CHANGE AND
NOTIFICATION [_]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more pesons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.

Signature___________________ Date_______ Signature_________________ Date_______